                                UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C. 20549
                                 SCHEDULE 14A
          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )
Filed by the Registrant [X]
Filed by a Party other than the Registrant [_]
Check the appropriate box:
[_]  Preliminary Proxy Statement
[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))
[X]  Definitive Proxy Statement
[_]  Definitive Additional Materials
[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12
                              PRIVATE BANCORP INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant) Payment of Filing Fee (Check the appropriate box):
[X]  No fee required.
[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.
     (1) Title of each class of securities to which transaction applies:
     -------------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
     -------------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
     -------------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
     -------------------------------------------------------------------------
     (5) Total fee paid:
     -------------------------------------------------------------------------
[_]  Fee paid previously with preliminary materials.
[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
     (1) Amount Previously Paid:
     -------------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
     -------------------------------------------------------------------------
     (3) Filing Party:
     -------------------------------------------------------------------------
     (4) Date Filed:
     -------------------------------------------------------------------------
Notes:
Reg. (S) 240.14a-101.
SEC 1913 (3-99)

                           [LOGO] PRIVATEBANCORP I N C.

                                             March 14, 2002

Dear Stockholders:

     You are cordially invited to attend the 2002 Annual Meeting of Stockholders of PrivateBancorp, Inc. which will be held at The Union League Club, 65 West Jackson Boulevard, Chicago, Illinois 60604, on Thursday, April 25, 2002, at 4:00 p.m. local time.

     The attached Notice of the Annual Meeting and Proxy Statement describe the formal business to be transacted at the meeting. Directors and officers of PrivateBancorp, Inc. as well as representatives of Arthur Andersen LLP will be present at the meeting to respond to any questions that our stockholders may have regarding the business to be transacted.

     The Board of Directors of PrivateBancorp, Inc. has determined that the specific proposals to be considered at the meeting are in the best interests of the Company and its stockholders. For the reasons set forth in the Proxy Statement, the Board unanimously recommends a vote "FOR" each of these matters.

     YOUR VOTE IS IMPORTANT. Please sign and return the enclosed proxy card promptly in the postage-paid envelope. Your cooperation is appreciated since a majority of the common stock must be represented, either in person or by proxy, to constitute a quorum for the conduct of business.

     On behalf of the Board of Directors and all the employees of the Company, The PrivateBank and Trust Company and The PrivateBank (St. Louis), I thank you for your continued support.

                                             Sincerely,
                                             /s/ Ralph B. Mandell
                                             Ralph B. Mandell
                                             Chairman of the Board,
                                             President and Chief Executive
                                             Officer

                              PRIVATEBANCORP, INC.
                            Ten North Dearborn Street
                             Chicago, Illinois 60602

                              PRIVATEBANCORP, INC.
                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          To be Held on April 25, 2002

     NOTICE IS HEREBY GIVEN that the 2002 Annual Meeting of Stockholders of PrivateBancorp, Inc. will be held at The Union League Club, 65 West Jackson Blvd., Chicago, Illinois 60604, on Thursday, April 25, 2002, at 4:00 p.m. local time.

     The meeting is for the purpose of considering and voting upon the following matters:

     1. Election of five Class I directors to hold office for a three-year term; and

     2. Such other business as may properly come before the meeting, including whether or not to adjourn the meeting, and any adjournment of the meeting.

     The Board of Directors has fixed March 1, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting and at any adjournments thereof. Only record holders of the common stock of the Company as of the close of business on the record date will be entitled to vote at the meeting. In the event there are not sufficient shares represented for a quorum or to approve any one or more of the foregoing proposals at the time of the meeting, the meeting may be adjourned in order to permit further solicitation of proxies by the Company. A list of stockholders entitled to vote at the meeting will be available at the Company's offices located at The PrivateBank and Trust Company, Ten North Dearborn Street, Chicago, Illinois 60602, for a period of ten days prior to the meeting and will also be available at the meeting.

                                             By order of the Board of Directors,
                                             /s/ Gary L. Svec
                                             Gary L. Svec
                                             Secretary and Chief Financial
                                             Officer

March 14, 2002

           PLEASE COMPLETE, SIGN AND RETURN THE ENCLOSED FORM OF PROXY
                            IN THE ENVELOPE PROVIDED.

                              PRIVATEBANCORP, INC.
                            Ten North Dearborn Street
                             Chicago, Illinois 60602

                                 PROXY STATEMENT
                   FOR THE 2002 ANNUAL MEETING OF STOCKHOLDERS

                       TO BE HELD THURSDAY, APRIL 25, 2002

Solicitation and Voting of Proxies

     These proxy materials are furnished in connection with the solicitation by the Board of Directors of PrivateBancorp, Inc. ("the Company"), a Delaware corporation, of proxies to be used at the 2002 Annual Meeting of Stockholders of the Company and at any adjournment of such meeting. The meeting is scheduled to be held on April 25, 2002, at 4:00 p.m. local time, at The Union League Club, 65 West Jackson Blvd., Chicago, Illinois 60604. The Company's 2001 Annual Report on Form 10-K, including audited consolidated financial statements for the fiscal year ended December 31, 2001, this proxy statement and a proxy card are first being mailed to record holders of common stock of the Company on or about March 14, 2002.

     Stockholders are requested to vote by completing the enclosed proxy card and returning it signed and dated in the enclosed postage-paid envelope. Stockholders are urged to indicate their vote in the spaces provided on the proxy card. Proxies solicited by the Board of Directors will be voted in accordance with the directions given therein. When no instructions are indicated, signed proxy cards will be voted FOR each of the proposals.

     Other than the matters listed in the attached Notice of Annual Meeting of Stockholders, the Board of Directors knows of no additional matters that will be presented for consideration at the meeting. Execution of a proxy, however, confers on the designated proxy holders discretionary authority to vote the shares in accordance with their best judgment on such other business, if any, that may properly come before the meeting and at any adjournments thereof, including whether or not to adjourn the meeting.

     A proxy may be revoked at any time prior to its exercise by filing a written notice of revocation with the Secretary of the Company, by delivering to the Company a duly executed proxy bearing a later date, or by attending the meeting and voting in person. However, if you are a stockholder whose shares are not registered in your own name, you will need appropriate documentation from your record holder to vote personally at the meeting.

Cost of Proxy Solicitation

     The cost of solicitation of proxies on behalf of management will be borne by the Company. In addition to the solicitation of proxies by mail, proxies may be solicited personally or by telephone by directors, officers and other employees of the Company, The PrivateBank (Chicago) and The PrivateBank (St. Louis). No additional compensation will be paid for such solicitation. The Company will also request persons, firms and corporations holding shares in their names, or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners, and will reimburse such holders for their reasonable expenses in doing so.

Voting Securities and Stockholders Entitled to Vote

     The Board of Directors has fixed the close of business on March 1, 2002 as the record date for determining stockholders entitled to notice of, and to vote at, the meeting. On the record date, the Company had outstanding 4,907,940 shares of common stock. Each outstanding share of common stock entitles the holder to one vote. The Company's Amended and Restated By-laws state that a majority of the outstanding shares of the

Company entitled to vote on a matter, present in person or represented by proxy, shall constitute a quorum for the consideration of such matters at any meeting of stockholders. If a quorum is present, the affirmative vote of the majority of the shares present in person or represented by proxy at the meeting and entitled to vote is required for the taking of any action by the stockholders, with the exception of the election of the director nominees, in which case an affirmative vote of the holders of a plurality of the shares present at the meeting, represented in person or by proxy, and entitled to vote, is required.

     Proxies received from stockholders in proper form will be voted at the meeting and, if specified, as directed by the stockholder. Unless contrary instructions are given, the proxy will be voted at the meeting for the election of each of the nominees for Class I Director, as set forth below, and, in accordance with the best judgment of the holders of the proxies, on any other business which may properly come before the meeting and be submitted to a vote of the stockholders. Shares represented by proxies which are marked "withhold for all" with respect to the election of one or more nominees for election as directors will not be counted as votes cast in determining whether a plurality
          --------
vote was obtained on such matter. Proxies which are marked "abstain" on other proposals will be counted as present and entitled to vote and have the effect of voting against the proposal. With respect to brokers who have returned proxies but are prohibited from exercising discretionary voting authority for shares owned by beneficial owners who have not returned voting instructions to the brokers, those shares also will not be counted as votes cast. Abstentions and
                           --------
broker non-votes are counted as shares present for the purpose of determining whether the shares represented at the meeting constitute a quorum. In the event that there are not sufficient votes for a quorum at the time of the meeting, the meeting may be adjourned in order to permit the further solicitation of proxies.

     Your vote is important. Because many stockholders may not be able to personally attend the meeting, it is necessary that a large number be represented by proxy. Prompt return of your proxy card in the postage-paid envelope provided will be appreciated.

                        PROPOSAL 1. ELECTION OF DIRECTORS

     The Company's Board of Directors consists of 15 members divided into three classes who are elected to hold office for staggered three-year terms as provided in the Company's By-laws. The five persons currently serving as Class I Directors have been nominated for election at this Annual Meeting of Stockholders to serve for a three-year term to end at the annual meeting of stockholders to be held in 2005. The term of those persons currently serving as Class II Directors expires at the annual stockholder meeting to be held in 2003. The term of Class III Directors expires at the annual stockholder meeting to be held in 2004.

     The five persons named below, all currently serving as Class I Directors, have been nominated for re-election as Class I Directors to serve for a term to end at the annual meeting of stockholders in the year 2005 or until their successors are elected and qualified. All of the nominees have indicated a willingness to serve and the Board of Directors has no reason to believe that any of the nominees will not be available for election. However, if any of the nominees is not available for election, proxies may be voted for the election of other persons selected by the Board of Directors. Proxies cannot, however, be voted for a greater number of persons than five. To be elected as a director, each nominee must receive the affirmative vote of a plurality of the shares present in person or represented by proxy and entitled to vote at the meeting. Stockholders of the Company have no cumulative voting rights with respect to the election of directors.

     The names, ages and certain background information of the persons serving on the Board of Directors of the Company, including the Director Nominees, are set forth below.

Class I Directors Serving Until 2005
------------------------------------

     Ralph B. Mandell (61), a director since 1989, is a co-founder of PrivateBancorp Inc. and The PrivateBank (Chicago). A Director of The PrivateBank (Chicago) and The PrivateBank (St. Louis), he has served as Chairman and Chief Executive Officer of PrivateBancorp and The PrivateBank (Chicago) since 1994 and assumed the additional title of President of both entities in March 1999. From inception until 1994, Mr. Mandell had the title of Co-Chairman. Prior to starting The PrivateBank (Chicago) and PrivateBancorp, Mr. Mandell was the Chief Operating Officer of First United Financial Services, Inc., from 1985 to 1989, and served as its President from 1988 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. He also served as President of Oak Park Trust & Savings Bank from 1985 until 1988. Prior thereto, Mr. Mandell had served as Executive Vice President of Oak Park Trust & Savings Bank since 1979.

     Naomi T. Borwell (74), has been a director since 1990. She is a private investor. Mrs. Borwell is a former director of First Chicago Bank of Oak Park and First United Trust Company.

     William A. Castellano (60), has been a director since 1991. He has been Chairman and founder of both Workspace, Inc. and Worknet, Inc., located in Oakbrook Terrace, Illinois since 1996. Workspace provides office furniture to businesses, and Worknet provides computer networking services to businesses. In May 2001, Workspace, Inc. was sold to Boise Cascade. He was the founder of and served as the Chief Executive Officer to Chrysler Systems Leasing from 1977 to 1991.

     Alvin J. Gottlieb (74), a director since 1990, is a private investor. Since 1961, Mr. Gottlieb has served in various capacities on the board of directors of Gottlieb Memorial Hospital, located in Melrose Park, Illinois, and he currently holds the position of Vice Chairman.

     William R. Langley (61), a director since 1989, is a co-founder of the Company and The PrivateBank (Chicago). Mr. Langley held the title of Co-Chairman of the Company, and was active in day-to-day management of the Company until 1995 when he retired. Prior to the formation of the Company, Mr. Langley had served as Chief Executive Officer of First United Financial Services, Inc. from 1985 to 1987 and as Chairman from 1987 to 1989. First United, a company that was traded on the Nasdaq National Market, was sold to First Chicago Corporation in 1987. Prior to that, he served as Chairman and President of Oak Park Trust & Savings Bank, where he had been employed since 1973.

Class II Directors Serving Until 2003
-------------------------------------

     Donald L. Beal (55), a director since 1991, has been the owner of Kar-Don, Inc. d/b/a Arrow Lumber Company, located in Chicago, Illinois, since 1980. Prior to that, Mr. Beal served as Vice President of Hyde Park Bank & Trust with responsibilities including commercial lending and personal banking. Mr. Beal is also the sole owner of Ashland Investment, Inc.

     John E. Gorman (56), has been a director since 1994. Since 1982, Mr. Gorman has been a General Partner of the Jorman Group, a privately-owned organization with diversified business holdings.

     Richard C. Jensen (56), has been a director since January 2000. Mr. Jensen has been a Managing Director of The PrivateBank (Chicago) since November 1999. He became Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis) upon its receipt of its banking charter in June, 2000. From May 1998 until joining us, Mr. Jensen served as Chairman and Chief Executive Officer of Missouri Holdings, Inc. From March to May 1998, he served as President and Chief Executive Officer of Royal Banks of Missouri. For the previous 18 years, Mr. Jensen served in various executive positions with Nations Bank and its predecessor, Boatmen's Bank, in St. Louis.

     Caren L. Reed (67), a director since 1990, was a founding director of The PrivateBank (Chicago). From 1990 to March 1999, Mr. Reed also held the title of President of the Company and The PrivateBank (Chicago). Prior to joining the bank, Mr. Reed was an Executive Vice President of Continental Bank, Chicago with a career spanning 34 years.

     Michael B. Susman (63), has been a director since 1990. He has been a partner in the law firm of Spitzer, Addis, Susman & Krull, located in Chicago, Illinois, since 1974 and president of Henry R. Ferris & Company Genealogical Researcher since 1987.

Class III Director Nominees to Serve Until 2004
-----------------------------------------------

     Robert F. Coleman (57), a director since 1990, is a principal of Robert F. Coleman & Associates, a law firm located in Chicago, Illinois. He concentrates his practice on business and professional litigation.

     James M. Guyette (56), has been a director since 1990. Since 1997, he has been President and Chief Executive Officer of Rolls Royce North America, Inc. Mr. Guyette served as Executive Vice President of UAL Corporation from 1985 to 1995 when he retired after more than 25 years of employment with that company. He is currently a director of Rolls-Royce plc (London) and Pembroke Capital (Dublin), and formerly a director of First United Financial Services and United Airlines Employees Credit Union.

     Philip M. Kayman (59), a director since 1990, has been a senior partner with the law firm of Neal, Gerber & Eisenberg in Chicago, Illinois since the firm's founding in 1986.

     Thomas F. Meagher (71), has been a director since 1996. Mr. Meagher has been the Chairman of Howell Tractor and Equipment Co., a distributor of heavy equipment located in Elk Grove Village, Illinois, since 1980. He has had an extensive career in the transportation industry and currently serves on the Board of Directors of Trans World Airlines, Inc., a New York Stock Exchange company.

     William J. Podl (57), has been a director since August 1999. Mr. Podl was an organizer of Towne Square Financial Corporation, which was purchased by the Company in August 1999. Mr. Podl founded Doran Scales, Inc. in 1976, and is currently Chairman and Chief Executive Officer of that company.

     THE BOARD OF DIRECTORS RECOMMENDS THAT YOU VOTE FOR THE ELECTION OF EACH OF THE NOMINEES FOR CLASS I DIRECTOR NAMED ABOVE.

Security Ownership of Certain Beneficial Owners, Directors and Executive
Officers

     The following table sets forth the beneficial ownership of the common stock as of March 1, 2002, with respect to (1) each Director and named executive officer of the Company; and (2) all Directors and executive officers of the Company as a group. Other than Mr. Mandell, the Company does not know of any stockholder who holds in excess of 5% of any class of the Company's voting securities.

                                              Amount of
                                                Common                                          Total
                                                Shares                           Currently     Amount of         Total
                                             Beneficially      Restricted       Exercisable   Beneficial       Percentage
                                                Owned             Stock           Options     Ownership/(1)/    Ownership/(1)/
                                             ------------      ----------       -----------   --------------   ---------------
Directors
---------
Ralph B. Mandell**............                  287,900/(2)/      24,600/(3)/      40,600       353,100           7.14%
Donald L. Beal................                   15,964/(4)/          --           17,400        33,364               *
Naomi T. Borwell..............                  186,520               --               --       186,520           3.80
William A. Castellano.........                  166,460/(5)/          --            8,160       174,620           3.55
Robert F. Coleman.............                   26,400/(6)/          --           21,720        48,120               *
John E. Gorman................                   58,240               --            8,160        66,400           1.35
Alvin J. Gottlieb.............                  111,840               --               --       111,840           2.28
James M. Guyette..............                   25,560               --            8,160        33,720               *
Richard C. Jensen**...........                   15,723/(7)/       5,200/(8)/          --        20,923               *
Philip M. Kayman..............                   22,040               --           15,840        37,520               *
William R. Langley............                  127,840               --           39,000       166,840           3.37
Thomas F. Meagher.............                   22,320               --           11,160        33,480               *
William J. Podl...............                   33,556               --               --        33,556               *
Caren L. Reed.................                    8,640            4,800/(9)/       9,200        22,640               *
Michael B. Susman.............                   26,440               --           20,680        47,120               *
                                              ---------           ------          -------     ---------          -----
   Total Directors (15) persons               1,135,443           34,600          199,720     1,369,763          26.82%

Non-director Named Executive Officers
Gary L. Svec..................                    2,560            8,000/(8)/          --        10,560               *
Gary S. Collins...............                   44,464/(10)/     11,200/(3)/      18,050        73,714           1.50%
Hugh H. McLean................                   57,184           11,800/(11)/     18,000        86,984           1.77
                                              ---------           ------          -------     ---------          -----
   Total Non-director Named Executive           104,208           31,200           36,050       171,258           3.46%
   Officers (3) persons
   Total Directors and Executive
   Officers (20) persons                      1,259,454           75,800          237,770     1,573,024          30.57%
                                              =========           ======          =======     =========          =====

____________
*    Less than 1%
** Denotes person who serves as a director and who is also a named executive officer.

(1) Beneficial ownership is determined in accordance with SEC Rule 13d-3 promulgated under the Securities Exchange Act of 1934.
(2) Includes 72,720 shares which have been pledged as collateral to secure a loan from the Company to Mr. Mandell. See "Transactions with Related Person." Also, includes 23,600 shares held by Mr. Mandell's spouse. Mr. Mandell's business address is c/o The PrivateBank and Trust Company, Ten North Dearborn, Chicago, Illinois 60602.
(3) Shares vest at various dates between 2002 and 2006, and are subject to forfeiture until such time as they vest.
(4)  Includes 8,864 shares held by Mr. Beal's spouse and children.
(5) Includes 14,000 shares held by Mr. Castellano's children and 10,000 shares held by WMC Investment Ltd. Partnership.
(6) Includes 800 shares held by Mr. Coleman's spouse and 3,200 shares held by the Robert F. Coleman & Associates Retirement Savings Plan of which Mr. Coleman is a participant.
(7)  Includes 5,723 shares held by Mr. Jensen's spouse.
(8) Shares vest at various dates between 2005 and 2006, and are subject to forfeiture until such time as they vest.
(9) Shares vest at various dates between 2001 and 2002, and are subject to forfeiture until such time as they vest.
(10) Includes 4,420 shares held by Mr. Collins' spouse.
(11) Shares vest at various dates between 2002 and 2006, and are subject to forfeiture until such time as they vest.

Board Committees

     Members of the Company's Board of Directors have been appointed to serve on various committees of the Board. The Board of Directors currently has four standing committees: (1) the Compensation Committee; (2) the Audit Committee;
(3) the Planning Committee; and (4) the Information Technology Committee. The Company has not designated a nominating committee. The entire Board of Directors acts to nominate persons for election as directors.

     Compensation Committee. The Compensation Committee is responsible for reviewing the performance of the Chief Executive Officer; reviewing and recommending the compensation of the Company's officers, including the Chief Executive Officer; recommending and approving stock option grants and restricted stock awards to management; reviewing and recommending non-cash compensation programs including stock option grants, 401(k) contributions and annual bonuses; reviewing and recommending director compensation; and advising the Chief Executive Officer on miscellaneous compensation issues. The Compensation Committee also advises and assists management in formulating policies regarding compensation. The members of the Compensation Committee are Messrs. Guyette (Chairman), Castellano, Meagher and Susman and Mrs. Borwell.

     Audit Committee. The Audit Committee reports to the Board of Directors in discharging its responsibilities relating to the Company's accounting, reporting and financial control practices. The Board of Directors has adopted a written charter for the Audit Committee that outlines the responsibilities and processes of the Audit Committee. Generally, the Audit Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process, and annually reviews the qualifications of the independent public accountants. The independent public accountants are responsible for auditing the Company's financial statements and expressing an opinion as to their conformity with generally accepted accounting principles. The Audit Committee is composed entirely of outside directors who are not officers of the Company. The members of the Audit Committee are "independent" directors as such term is defined in Rule 4200(a)(15) of the National Association of Securities Dealers' listing standards. The members of the Audit Committee are Messrs. Coleman (Chairman), Beal, Gorman, Guyette, Langley, Podl and Reed.

     Planning Committee. The Planning Committee is responsible for studying strategic issues prior to submission to the entire Board of Directors for approval. The Planning Committee consists of Messrs. Mandell (Chairman), Castellano, Coleman, Gorman, Guyette, Kayman and Langley.

     Information Technology Committee. The Information Technology Committee reports to the Audit Committee in discharging its responsibilities related to the Company's information technology infrastructure. The Information Technology Committee conducted its first meeting in January 2002 and has oversight responsibility related to the quality and integrity of the Company's information technology functions. This Committee is composed entirely of outside directors who are not officers of the Company. The members of the Information Technology Committee are Messrs. Podl (Chairman), Castellano, Coleman, Kayman, Langley, and Susman.

     The entire Board of Directors identifies candidates for director nomination. The Board of Directors will consider nominees recommended by stockholders if the procedures set forth under "Notice of Business to be Conducted at an Annual Meeting of Stockholders" are met.

     During 2001, the Board of Directors met monthly. In addition, the Compensation Committee met three times and the Audit Committee met 14 times. The Planning Committee did not hold any meetings in 2001. Each of the directors of the Company attended at least 75% of the total number of meetings held of the Board and Board committees on which such director served during fiscal year 2001, with the exception of Messrs. Gorman, Guyette and Gottlieb.

Board of Directors' Compensation

     In 1992, the Company commenced a program of compensating the outside directors of the Company who are also outside directors of The PrivateBank (Chicago) and The PrivateBank (St. Louis) with stock option awards in lieu of cash retainers. The Company's philosophy has been to increase the directors' equity stake in the Company to enhance the alignment of their interests with those of the stockholders. The director options have been granted each year in amounts determined at the discretion of the Board. The options are fully vested at the end of the year of grant, subject to a full year of service. In each case, the options have been granted at an exercise price equal to or greater than the estimated fair market value of our common stock at the date of grant. Partial awards have been made for partial year service. During 2001, options to purchase a total of 37,000 shares were granted to non-employee directors. As of December 31, 2001, there were outstanding options granted to non-employee directors pursuant to this program to purchase an aggregate of 192,120 shares of common stock at an average weighted per share exercise price of $12.47.

     In addition to stock options, non-employee members of the Company's Board of Directors receive fees of $200 for each Board meeting attended. The directors also receive $100 per meeting for attendance at meetings of any committees of the Board on which they serve. Effective May 2001, Board of Director fees increased to $300 per meeting and $200 per each committee meeting of the Board of Directors. Those directors who serve on the board of The PrivateBank (Chicago) or The PrivateBank (St. Louis) are also entitled to the same meeting fees. During 2001, the Board of Directors met monthly. Total Board and Board committee meeting fees paid in 2001 were $104,000.

s

                             EXECUTIVE COMPENSATION

Summary Compensation Table

     The following table summarizes the compensation paid by the Company and its subsidiaries to the Chairman, President and Chief Executive Officer and the four other most highly paid executive officers (the "Named Executive Officers") who served as such at December 31, 2001.

                                                        Summary Compensation Table
                              ---------------------------------------------------------------------------------------
                                                                                Long-Term
                                           Annual Compensation              Compensation Awards
                                     --------------------------------   ------------------------------
                                                         Other Annual                    Securities        All Other
         Name and                    Salary     Bonus    Compensation   Restricted       Underlying      Compensation
    Principal Position        Year     ($)     ($)(1)      ($)(2)       Stock($)(3)      Options(#)(4)        ($)
---------------------------   ----   -------   -------   ------------   -----------      -------------   ------------
Ralph B. Mandell/(5)/ .....   2001   290,000   300,000      19,122        42,375/(6)/        6,500          57,440/(7)/
Chairman, President and CEO   2000   265,000   150,000      19,103        37,125/(8)/        6,000          57,440/(7)/
                              1999   230,000   200,000      19,871        90,000/(9)/        6,000          59,034/(7)/

Gary L. Svec ..............   2001   180,000   150,000       6,018        70,950/(10)/       4,000           1,200/(11)/
Secretary/Treasurer and CFO   2000   150,000   108,000       2,330        48,563/(12)/       6,500              --

Richard C. Jensen .........   2001   160,000    60,000       9,636        24,013/(13)/       4,000           3,400/(11)/
Managing Director             2000   150,000    50,000       9,402        43,313/(14)/       6,000             250/(11)/
                              1999   150,000    50,000         826            --              --              --

Hugh H. McLean ............   2001   155,000   105,000      11,778        28,250/(15)/       4,000           3,400/(11)/
Managing Director             2000   138,000    50,000      11,275        24,750/(16)/       3,600           3,400/(11)/
                              1999   130,000    60,000      12,725        54,000/(17)/       4,000           3,200/(11)/

Gary S. Collins/(5)/ ......   2001   155,000   105,000      16,253        28,250/(15)/       4,000           3,400/(11)/
Managing Director             2000   128,000    62,000      10,375        24,750/(16)/       3,600           3,400/(11)/
                              1999   120,000    57,000      10,210        43,200/(18)/       4,000           3,200/(11)/

______________

(1) Bonuses for 2001, 2000 and 1999 were determined in December of the respective years and paid in the following January.
(2) Represents automobile allowances, life insurance premiums and club membership dues and fees paid by the Company.
(3) Reflects restricted stock awards under the Company's Stock Incentive Plan. The Company has paid regular dividends on all shares of restricted stock outstanding. These shares of restricted stock are subject to forfeiture until the fifth anniversary of the grant date. The number and value of the aggregate restricted stock holdings of each of the above named persons as of December 31, 2001, based on the closing price of $19.625 for the Company's common stock on that date, were as follows: Mr. Mandell -- 24,600 shares, $482,775; Mr. Svec -- 8,000 shares, $157,000; Mr. McLean -- 11,800 shares, $231,575; Mr. Collins -- 11,200 shares, $219,800; and Mr. Jensen -- 5,200 shares, $102,050.
(4) Options to purchase shares of common stock granted in 2001 have an exercise price of $14.125 and vest over a four year period; options granted in 2000 have an exercise price of $12.375 and vest over a four year period; options granted in 1999 have an exercise price of $18.00 and vest over a four year period.
(5) On April 25, 2001, restricted shares that were granted in 1996 vested and created taxable compensation in the amount of $112,000 and $44,800 to Ralph Mandell and Gary Collins, respectively.
(6) Represents an award of 3,000 shares of restricted stock at a value of $14.125 per share.
(7) Represents (a) matching contributions to the Company's 401(k) Plan, and (b) dollar value-benefit of accrued imputed interest (assuming full forgiveness of cumulative accrued interest) relating to a loan from the Company in connection with Mr. Mandell's 1998 stock purchase transaction. See "Transactions with Related Persons."
(8) Represents an award of 3,000 shares of restricted stock at a value of $12.375 per share.
(9) Represents an award of 5,000 shares of restricted stock at a value of $18.00 per share.
(10) Represents awards of 2,000 restricted shares on February 22, 2001 and 2,500 restricted shares on December 13, 2001, respectively. The February and December 2001 restricted stock grants were made at $14.125 and $17.08 per share, respectively.
(11) Represents matching contributions to the Company's 401(k) plan made by the Company for the benefit of the executive officer.
(12) Represents an award of 3,500 shares of restricted stock at a value of $13.875 per share.
(13) Represents an award of 1,700 shares of restricted stock at an value of $14.125 per share.
(14) Represents an award of 3,500 shares of restricted stock at a value of $12.375 per share.
(15) Represents an award of 2,000 shares of restricted stock at a value of $14.125 per share.
(16) Represents an award of 2,000 shares of restricted stock at a value of $12.375 per share.
(17) Represents an award of 3,000 shares of restricted stock at a value of $18.00 per share.
(18) Represents an award of 2,400 shares of restricted stock at a value of $18.00 per share.

Option Grants in Last Fiscal Year

     The table below summarizes certain information about the options to purchase the Company's common stock which were granted in 2001 by the Company for each Named Executive Officer. All options were granted with a per share exercise price equal to the fair market value of the Company's common stock on the grant date.

                        Option Grants in Last Fiscal Year

                                                                                 Potential Realizable
                                                                                   Value at Assumed
                                         % of Total                                Annual Rates of
                            Number of     Options                                   Stock Price
                             Shares      Granted to                                 Appreciation
                            Underlying    Employees   Exercise or                 for Option Term
                             Options      in Fiscal    Base Price   Expiration   --------------------
        Name                Granted(#)      Year        ($/Sh)         Date        5%($)     10%($)
------------------------    ----------   ----------   -----------   ----------   --------   ---------
Ralph B. Mandell .......      6,500         7.66%       $14.125      02/21/11     57,740     146,326
Gary L. Svec ...........      4,000         4.71         14.125      02/21/11     35,533      90,046
Richard C. Jensen ......      4,000         4.71         14.125      02/21/11     35,533      90,046
Gary S. Collins ........      4,000         4.71         14.125      02/21/11     35,533      90,046
Hugh H. McLean .........      4,000         4.71         14.125      02/21/11     35,533      90,046

Aggregated Option Exercises and Year-End Values

     The following table summarizes for each Named Executive Officer the number of shares of common stock subject to outstanding options and the value of such options that were unexercised at December 31, 2001.

       Aggregated Option Exercises in Last Fiscal Year and Fiscal Year-End
                                 Option Values

                                                                                        Value of
                                                                 Number of            Unexercised
                                                            Securities Underlying     in-the-Money
                                  Shares                        Unexercised            Options at
                               Acquired on     Value             Options at           December 31,
           Name                Exercise (#)   Realized($)   December 31, 2001 (#)      2001($)/(2)/
----------------------------   ------------   -----------   ---------------------   -----------------
                                                                Exercisable/        Exercisable/
                                                               Unexercisable(1)     Unexercisable/(1)/
                                                            ---------------------   -----------------
Ralph B. Mandell ...........          --             --         78,840/21,900        968,735/99,725
Gary L. Svec ...............          --             --            -- /10,500            -- /61,000
Richard C. Jensen ..........          --             --            -- /10,000            -- /65,500
Gary S. Collins ............      15,296        168,632         18,050/15,200        195,888/65,000
Hugh H. McLean .............          --             --         18,000/15,200        167,250/65,000

_____________
(1) The numbers and amounts in the above table represent shares of common stock subject to options granted by the Company that were unexercised as of December 31, 2001.
(2) The estimated fair market value of the Company's common stock at December 31, 2001 was $19.625 per share.

Employment Agreements

     The Company has entered into an employment agreement with Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer. The agreement, which has a term of two years, expires on June 30, 2003, and is subject to renewal for a successive two-year term. Under the provisions of the agreement, Mr. Mandell is entitled to an initial annual base salary of $290,000. Mr. Mandell may receive a discretionary bonus to the extent determined by the Board of Directors and is entitled to participate in benefit plans and other fringe benefits available to the Company's managing directors.

     Under the agreement, Mr. Mandell's employment may be terminated by the Company at any time for "cause," as defined in the agreement, in which case, or if he resigns from the Company without "good reason," the agreement immediately terminates, and he would be entitled only to unpaid benefits accrued during the term of his employment. If Mr. Mandell chooses to resign with good reason, or the Company chooses to terminate his employment without cause, he is also entitled to receive severance in the amount equal to 150% of his then current base annual salary, plus the average of the sum of the bonuses he earned during the previous three years, in addition to a pro rata bonus for the year of termination based on the prior year's bonus amount, if any. The agreement also provides for death benefits equal to six months of his then current annual base salary.

     In the event that Mr. Mandell is terminated after a change in control of the Company, he will be entitled to a lump sum payment equal to three times the sum of (1) his annual base salary; (2) the greater of (a) his bonus amount, if any, for the prior year or (b) his average bonus, if any, for the three preceding years; and (3) the sum of the contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites. Based on Mr. Mandell's compensation through 2001, in the event of a change of control and his subsequent termination, he would be entitled to a lump-sum payment of approximately $3.4 million under the agreement. The agreement also entitles Mr. Mandell to receive gross up payments to cover any federal excise taxes payable by him in the event the change in control benefits are deemed to constitute "excess parachute payments" under
Section 280G of the Internal Revenue Code. A change in control is defined under the agreement as an occurrence of any one of the following events as determined by the Board:

     . if any person, as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act, becomes the beneficial owner of 10% or more of the total voting power of the Company's then outstanding voting capital stock; provided, however, that if that person becomes a beneficial owner of 10% or more of the Company's voting capital stock as a result of an acquisition of stock directly from the Company, or a decrease in the number of outstanding shares due to a repurchase of shares by the Company, it shall not be considered a change in control;

     . if during any period of two consecutive years, those individuals who at the beginning of the period constitute the Board of Directors cease to make up a majority of the Board;

     . the consummation of a reorganization, merger or consolidation of the Company, or the sale of all or substantially all of its assets; provided, that so long as more than 50% of the voting stock of the successor entity is held by stockholders who had been beneficial owners of the Company's stock immediately before the transaction, and at least a majority of the board of the successor entity is made up of members of the Company's Board, the merger or sale shall not be considered a change in control; and

     . the approval by the Company's stockholders of a plan of complete liquidation or dissolution.

     The agreement also contains non-solicitation provisions, which prohibit Mr. Mandell from soliciting, either for his own account or for the benefit of any entity located within a 25 mile radius of the Company or any of its subsidiaries, any of its clients or employees. These non-solicitation provisions remain in effect for a period of two years after the termination of his employment.

     The Company has also entered into an employment agreement with Richard C. Jensen, one of our directors, and the chairman, chief executive officer and a managing director of The PrivateBank (St. Louis). The agreement, which has a term of three years, expires on June 30, 2003, subject to renewal for a successive term. The terms and provisions of Mr. Jensen's agreement are substantially similar to those of the employment agreement with Mr. Mandell summarized above, with the following exceptions:

     .    Mr. Jensen's annual base salary is $150,000;

     . In the event of Mr. Jensen's discharge without cause or his resignation with good reason, as defined in the agreement, Mr. Jensen is entitled to (a) continue to receive his then current base salary for a period of 12 months, plus a pro rata bonus for the year of termination based on the prior year's bonus amount, if any; and (b) outplacement counseling services for a period of up to one year, or until Mr. Jensen is employed elsewhere or self-employed; and

     . In the event Mr. Jensen is terminated after a change of control of the Company, he will be entitled to a lump-sum payment equal to two times the sum of: (a) his annual base salary; (b) the greater of (i) his bonus amount, if any, for the prior year or (ii) his average bonus, if any, for the three preceding years; and (c) the sum of contributions that would have been made by the Company to him during the year under benefit plans and the annual value of any other executive perquisites.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

Introduction

     The Compensation Committee ("Committee") is comprised entirely of non-management directors. Among the Committee's duties are the responsibility for review and approval of the compensation and benefit programs for the chief executive officer and other senior executives. The Committee also advises and assists management in formulating policies regarding compensation.

Objectives

     Under the direction of the Committee, the Company's compensation policies are designed to align the interests of the executives with those of the stockholders. The goal of the policies is to improve profitability and long term stockholder value by rewarding the executives based on criteria set for personal and corporate performance. The compensation program and policies are also designed to aid in the attraction, development and retention of key personnel.

     The Committee has used third-party consultants and compensation surveys to help construct and maintain a competitive compensation program. Consultants are chosen based on their experience in compensation matters and their experience in the financial services industry. The consultants use information from various sources, such as proxy statements from publicly held companies and their own compensation surveys, to construct a peer group of companies to which the Company's compensation programs are compared. The peer group is comprised of financial services companies of similar size and selected other companies which have experienced rapid growth similar to that of the Company.

Performance Criteria

     The Committee uses a combination of base salary, cash incentive compensation and equity-based compensation as its total compensation package. Corporate and individual performance goals are set when the annual profit plan is approved. The annual profit plan establishes the performance benchmark for both earnings and asset growth.

     The chief executive officer's performance goals are set by the Committee and are based upon a combination of objective and subjective performance criteria. Objective criteria include the achievement of net income and earnings per share targets and growth in assets, loans and trust assets under administration. Subjective criteria include leadership, planning and execution of strategic initiatives.

     The performance goals of the other senior executives are set by the chief executive officer. These goals are based upon both corporate and personal performance. Corporate goals are based upon achievement of the same earnings and growth targets as for the chief executive officer. Individual performance goals are based upon a combination of personal objective and subjective performance criteria.

Base Salary

     In considering annual base salary increases, the Committee in conjunction with the chief executive officer reviews the performance of each of its senior executives individually. The Committee compares base salary data with information obtained from third party consultants and compensation surveys. Base salary levels are targeted to be at or slightly below mid-points of comparable executive compensation at companies in the Company's peer group as determined by the Committee. This peer group consists of a smaller number of companies than comprise the peer group index included in the stock performance graph below. The Committee feels that a significant portion of total compensation should be at risk. The Committee recognizes that it is difficult to make exact comparisons as specific talents and responsibilities of each senior executive make his position unique. In general, competitive trends of the industry and in the Company's peer group are followed. In December of each year, the Committee approves annual base salaries for the executive officers for the following year.

Cash Incentive Compensation

     Cash incentive compensation is based on individual performance versus personal and corporate goals. When performance goals are set, the Committee assigns a percentage of the salary of the chief executive officer as his target annual cash incentive compensation award. The chief executive officer recommends target percentages for each of the other senior executives which are reviewed and approved by the Committee. These target percentages may be slightly above those set by peer companies as identified by third party consultants and compensation surveys. This is consistent with the Committee's "at risk" compensation philosophy.

     In December of each year, the Committee approves annual cash incentive compensation awards, assuming projected corporate and individual performance levels are met, which are payable in January of the following year. Also in December of each year, target cash incentive compensation percentages are set for the following year.

Equity-Based Compensation

     All senior executives are participants in the Company's Stock Incentive Plan. At its discretion, the Committee grants awards consisting of stock options, restricted stock, or a combination of both, to the chief executive officer. The chief executive officer recommends awards for the other senior executives to the Committee for approval. These awards are based on past performance and the expectation that each executive officer's future performance will positively impact stockholder value. The Committee believes that by using equity-based compensation for its executive officers in addition to base salary and cash incentive compensation awards, the interests of management are best aligned with the interests of the Company's stockholders.

     Under the terms of the Stock Incentive Plan, awards may be given in the form of stock options, restricted stock, or a combination of both. In the past, the Committee has granted both types of awards. In 1992, certain executive officers were granted non-qualified stock options as replacement for a portion of compensation forfeited in that year. Since then, all stock options granted to executive officers have been in the form of incentive stock options, and except in 1998, have been granted at the then current market price of the Company's common stock with a ten year life and four year vesting schedule. In 1998, the Committee granted incentive stock options as "premium priced options" at 125% of market value with five year cliff vesting. Vesting on these options may be accelerated if total return exceeds certain hurdles over a certain period of time. Restricted stock awards have been granted with five year cliff vesting. In 2001, the chief financial officer received a special restricted stock award with a two year cliff vesting.

Compensation of Chief Executive Officer

     The Committee reviews the performance of Mr. Ralph B. Mandell, the Company's chief executive officer, by evaluating the achievement of corporate and personal objectives. The Committee considered the effect of significant corporate developments and initiatives in evaluating overall corporate performance in 2001. Factors which influenced the Committee's evaluation of performance for 2001 included: growth in earnings per share in 2001, growth in assets, loans and trust assets under administration as well as annual appreciation in the market price of the Company's common stock.

     For 2001, Mr. Mandell received base salary of $290,000, a cash bonus of $300,000 (paid in January, 2002), 6,500 incentive stock options, and 3,000 shares of restricted stock.

     Under the terms of a 1998 stock purchase agreement, Mr. Mandell borrowed $949,740 from the Company to purchase Company stock. Interest on his note is forgiven in stages over a five year period dependent upon Mr. Mandell's continued employment until May 28, 2003. Imputed income on the note for 2001 was $54,040.

Deductibility of Executive Compensation

     Section 162(m) of the Internal Revenue Code limits the deductibility of executive compensation for officers of public companies. Section 162(m) generally disallows the ordinary business expense deduction for compensation in excess of $1,000,000 paid to a company's chief executive officer and each of the next four most highly compensated executive officers. In 2001, neither the chief executive officer nor any of the next four most highly compensated executive officers were compensated in excess of $1,000,000, and the Committee does not currently anticipate that the Company will be affected by the limits of Section 162(m).

     The report is submitted by the Compensation Committee.

                           James M. Guyette (Chairman)
                           Naomi T. Borwell
                           William A. Castellano
                           Thomas F. Meagher
                           Michael B. Susman

Compensation Committee Interlocks and Insider Participation

     Messrs. Guyette, Castellano, Meagher and Susman and Mrs. Borwell each serve on the Compensation Committee of the Board of Directors of the Company. Each of these individuals has engaged in certain transactions as clients of the banks, in the ordinary course of the banks' business, including borrowings, during the last year, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with unaffiliated persons. In the opinion of management, none of these transactions involved more than the normal risk of collectability or presented any other unfavorable features. In addition, Mr. Ralph B. Mandell, our Chairman, President and Chief Executive Officer, serves on the Compensation committee of The PrivateBank (St. Louis), which is responsible for determining the compensation of the senior officers of that bank. Mr. Richard C. Jensen, Chairman, Chief Executive Officer and a Managing Director of The PrivateBank (St. Louis), is a director of the Company.

                                PERFORMANCE GRAPH

     The graph below compares the cumulative total stockholder return on the common stock of the Company for the period beginning June 30, 1999 and ending December 31, 2001, with the cumulative total return on the Russell 2000 Index and a peer group index, the CRSP Index for Nasdaq Bank Stocks, over the same period, assuming the investment of $100 in the Company's common stock, the Russell 2000 Index and the CRSP Index for Nasdaq Bank Stocks on June 30, 1999, and the reinvestment of all dividends.



                        06/30/99   12/31/99   06/30/00   12/29/00   06/30/01   12/31/01
                        --------   --------   --------   --------   --------   --------
PrivateBancorp, Inc..    $100.00    $ 63.81    $ 70.63    $ 43.89    $ 78.30    $ 95.07
Russell 2000 Index ..     100.00      93.44      82.22     106.80     114.29     116.43
CRSP Index for Nasdaq
   Bank Stocks ......     100.00     110.18     112.84     105.42     111.84     106.50

             SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16 of the Securities Exchange Act of 1934 requires the Company's directors and certain executive officers and certain other beneficial owners of the Company's common stock to periodically file notices of changes in beneficial ownership of common stock with the Securities and Exchange Commission and the Nasdaq National Market. To the best of the Company's knowledge, based solely on copies of such reports received by it, the Company believes that for 2001 all required filings were timely filed by each of its directors and executive officers with the exception of Messrs. Palmer, Meagher, Kayman, McLean and Mrs. Borwell, who each filed one late Form 4 report, Messrs. Beal and Collins, who each filed two late Form 4 reports and Mr. Ruckstaetter who filed a late Form 3.

                        TRANSACTIONS WITH RELATED PERSONS

     Some of the Company's executive officers and directors are, and have been during the preceding year, clients of the banks, and some of the Company's executive officers and directors are direct or indirect owners of 10% or more of the stock of corporations which are, or have been in the past, clients of the banks. As such clients, they have had transactions in the ordinary course of business of the banks, including borrowings, all of which transactions are or were on substantially the same terms (including interest rates and collateral on loans) as those prevailing at the time for comparable transactions with nonaffiliated persons. In the opinion of management, none of the transactions involved more than the normal risk of collectibility or presented any other unfavorable features. At December 31, 2001, the Company had $11.5 million in loans outstanding to certain directors and executive officers and their business interests of the Company and to certain executive officers of the banks.

     In May 1998, Ralph B. Mandell, the Company's Chairman, President and Chief Executive Officer, purchased 72,720 shares of newly issued common stock at $13.75 per share from the Company. The purpose of the transaction was to enhance Mr. Mandell's interest in the long-term performance of the Company and further align his interests with those of the Company's stockholders. As part of the transaction, the Company loaned Mr. Mandell approximately 95% of the purchase price on a full recourse basis. The loan matures in five years but becomes payable prior to the fifth year in the event Mr. Mandell sells any of the 72,720 shares or Mr. Mandell's employment is terminated. Interest accrues at 5.69% per annum, compounded annually (the applicable Federal rate), on the principal amount of the loan; however, provided Mr. Mandell does not sell any of the shares purchased and remains in the Company's employ, 25% of the accumulated interest on the loan will be forgiven on the loan's second anniversary, 50% of the accumulated interest on the loan will be forgiven on its third anniversary, 75% of the accumulated interest on the loan will be forgiven on its fourth anniversary, and 100% of the accumulated interest on the loan will be forgiven on the loan's fifth anniversary. Mr. Mandell pledged all of the shares of common stock purchased in the transaction as collateral for the loan he received from the Company, but he is entitled to vote, and receive dividends on, the shares.

     During 2001, The PrivateBank (Chicago) acquired selected furniture with a total cost of $75,608.51 through certain related parties of William A. Castellano, one of our directors.

     In connection with the Company's acquisition of Towne Square Financial Corporation, William J. Podl, who subsequently became a director of the Company, received 15,278 shares of common stock of the Company as consideration for his 16.667% ownership interest of Towne Square Financial Corporation. During 2001, Mr. Podl was a 16.667% owner of Towne Square Realty, LLC, from which The PrivateBank (Chicago) leases approximately 6,000 square feet in a building located in St. Charles, IL. This lease became effective August 1, 1999. In 2001, the Company paid rent in the amount of $117,857 to Towne Square Realty, LLC.

     During 2001, the Company incurred professional fees for services provided by the law firm of Spitzer, Addis, Susman & Krull in the amount of approximately $263,264. Michael B. Susman, who is one of the Company's directors, is a partner of that firm.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     The Company's independent public accountants for its fiscal year ended December 31, 2001 are Arthur Andersen LLP. The Board of Directors has not yet appointed the Company's independent public accountants for the fiscal year ended December 31, 2002. Under its charter, the Audit Committee is responsible for reviewing the qualifications of the Company's independent public accountants for the preceding year, and recommending to the Board of Directors the selection of the independent public accountants for the current fiscal year. It is expected that this process and the Board of Director approval will be finalized during the second quarter of 2002. Arthur Andersen LLP has been the Company's independent public accountants since 1991.

     Management has invited representatives of Arthur Andersen LLP to be present at the meeting, and expects that they will attend. If present, these representatives will have the opportunity to make a statement if they desire to do so, and will be available to respond to appropriate questions from stockholders.

Audit Fees

     Arthur Andersen LLP has billed the Company $132,500, in the aggregate, for professional services rendered by them for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001, and the reviews of the interim financial statements included in the Company's Quarterly Reports on Form 10-Q filed with the SEC during the fiscal year ended December 31, 2001.

Financial Information Systems Design and Implementation Fees

     Arthur Andersen LLP has billed the Company $0, in the aggregate, for professional services to the Company of the nature described in Regulation S-X Rule 2-01(c)(4)(ii) during the fiscal year ended December 31, 2001.

All Other Fees

     Arthur Andersen LLP has billed the Company $54,600, in the aggregate, for all other services rendered by them exclusive of those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees," during the fiscal year ended December 31, 2001. This amount includes audit-related services of $16,250 and non-audit services of $38,350. Audit-related services generally include fees for specific procedures requested by management. Non-audit services generally include tax return review and tax consultation services.

     The Audit Committee has considered whether the services described under the caption "Financial Information Systems Design and Implementation Fees" and "All Other Fees" performed by Arthur Andersen LLP are compatible with maintaining that firm's independence.

                             AUDIT COMMITTEE REPORT

     The Audit Committee of the Company's Board of Directors is composed of seven independent directors and operates under a written charter adopted by the Board of Directors and the Committee. The Board appoints the Audit Committee and its chairman, with the Committee consisting of no fewer than three directors. The Committee assists the Board, through review and recommendation, in its oversight responsibility related to the quality and integrity of the Company's financial information and reporting functions, the adequacy and effectiveness of the Company's system of internal accounting and financial controls, and the independent audit process.

     The responsibility for the quality and integrity of the Company's financial statements and the completeness and accuracy of its internal controls and financial reporting process rests with the Company's management. The Company's independent public accountants for 2001, Arthur Andersen LLP, are responsible

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for performing an audit and expressing an opinion as to whether the Company's financial statements are fairly presented, in all material respects, in conformity with generally accepted accounting principles.

     The Audit Committee reviewed and discussed with management and Arthur Andersen LLP the audited financial statements of the Company for the year ended December 31, 2001. The Audit Committee also reviewed and discussed with Arthur Andersen LLP the matters required to be discussed by Statement on Auditing Standards No. 61, as amended ("Communication with Audit Committees"), as currently in effect.

     Arthur Andersen LLP also provided to the Committee the written disclosures and the letter required by Independence Standards Board Standard No. 1 ("Independence Discussions with Audit Committees"), as currently in effect. The disclosures described the relationships and fee arrangements between the firm and the Company. Consistent with Independence Standards Board Standard No. 1 and the SEC's "Revision of the Commission's Auditor Independence Requirements," which became effective February 5, 2001, the Audit Committee considered at a meeting held on February 28, 2002, whether the provision of non-audit services by Arthur Andersen LLP to the Company for the fiscal year ended December 31, 2001 is compatible with maintaining Arthur Andersen LLP's independence, and has discussed with representatives of Arthur Andersen LLP that firm's independence from the Company.

     The members of the Audit Committee are not professionally engaged in the practice of auditing or accounting and are not experts in the fields of accounting or auditing, including in respect of auditor independence. Members of the Committee rely without independent verification on the information provided to them and on the representations made by management and Arthur Andersen LLP. Accordingly, the Committee's oversight does not provide an independent basis to determine that management has maintained appropriate accounting and financial reporting principles or appropriate internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. Furthermore, the Audit Committee's considerations and discussions referred to above do not assure that the audit of the Company's financial statements has been carried out in accordance with generally accepted auditing standards, that the financial statements are presented in accordance with generally accepted accounting principles or that Arthur Andersen LLP is in fact "independent."

     Based on the above-mentioned reviews and discussions with management and Arthur Andersen LLP, and subject to the limitations on the role and responsibilities of the Audit Committee referred to above, and as described in its charter, the Audit Committee, exercising its business judgment, recommended to the Board of Directors that the Company's audited financial statements be included in its Annual Report on Form 10-K for the year ended December 31, 2001, for filing with the SEC.

     This report is submitted on behalf of the members of the Audit Committee:

                            Robert F. Coleman (Chair)
                            Donald L. Beal
                            John E. Gorman
                            James M. Guyette
                            William R. Langley
                            William J. Podl
                            Caren L. Reed

     The foregoing Audit Committee Report shall not be deemed incorporated by reference by any general statement incorporating by reference this Proxy Statement into any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, except to the extent that the Company specifically incorporates this information by reference, and shall not otherwise be deemed filed under such Acts.

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                              STOCKHOLDER PROPOSALS

     To be considered for inclusion in the Company's proxy and form of proxy relating to the 2003 Annual Meeting of Stockholders, a stockholder's proposal must be received prior to November 14, 2002, by the Secretary of the Company at the Company's executive offices at Ten North Dearborn, Chicago, Illinois 60602. Any such proposal will be subject to Rule 14a-8 under the Securities Exchange Act of 1934.

                                  HOUSEHOLDING

     The SEC has adopted amendments to the proxy rules permitting companies and intermediaries to satisfy delivery requirements for proxy statements with respect to two or more stockholders sharing the same address by delivering a single proxy statement to those stockholders. This method of delivery, often referred to as "householding," should reduce the amount of duplicate information that stockholders receive and lower printing and mailing costs for companies. We are not householding materials for our stockholders in connection with the Annual Meeting, however, we have been informed that certain intermediaries will household proxy materials.

     If a broker or other nominee holds your shares, this means that:

     . Only one annual report and proxy statement will be delivered to multiple stockholders sharing an address unless you notify ADP at
          (888) 603-5847 or Householding Department, 51 Mercedes Way, Edgewood, NY 11717, to inform them of your request. Be sure to include your name, the name of your brokerage firm and your account number.

     . You can contact us by calling (312) 683-7100 or by writing to PrivateBancorp, Inc., Ten North Dearborn, Chicago, IL 60602,
          Attention: Corporate Secretary, to request a separate copy of the annual report and proxy statement for the Annual Meeting and for future meetings or you can contact your broker to make the same request.

     . You can request delivery of a single copy of annual reports or proxy statements from your broker if you share the same address as another stockholder.

                    NOTICE OF BUSINESS TO BE CONDUCTED AT AN
                         ANNUAL MEETING OF STOCKHOLDERS

     Pursuant to the Company's By-laws, the only business that may be conducted at an annual meeting of stockholders is business brought by or at the direction of the Board of Directors and proper matters submitted in advance by a stockholder. The By-laws of the Company set forth the advance notice procedures for a stockholder to properly bring business before an annual meeting. To be timely, a stockholder must give the required information to the Secretary of the Company not less than 120 days prior to the annual meeting date. If the 2003 annual meeting is held on April 24, 2003, the date contemplated under the existing By-laws, the deadline for advance notice by a stockholder would be December 25, 2002. In the event the Company publicly announces or discloses that the date of the 2003 Annual Meeting of Stockholders is to be held on any other date, notice by the stockholder will be timely if received not later than 120 days prior to the meeting date; provided however, that in the event that less than 130 days notice or prior public disclosure of the meeting date is given or made, notice by the stockholder will be timely if received by the close of business on the tenth (10th) day following the date on which the Company's notice to stockholders of the annual meeting date was mailed or such public disclosure was made.

     The advance notice by a stockholder must include the name and address of the stockholder proposing the business, a brief description of the proposed business, the number of shares of stock of the Corporation which the stockholder beneficially owns and any material interest of the stockholder in such business. In the case of nomination to the Board of Directors, certain information regarding the nominee must be provided. These requirements apply to any matter that a stockholder wishes to raise at an annual meeting, including any matters raised outside of the procedures of Rule 14a-8 under the Securities Exchange Act. Nothing in this paragraph shall

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

be deemed to require the Company to include in its proxy statement or the proxy relating to an annual meeting any stockholder proposal which does not meet all of the requirements for inclusion established by the Securities and Exchange Commission in effect at the time such proposal is received.

            OTHER MATTERS WHICH MAY PROPERLY COME BEFORE THE MEETING

     The Board of Directors knows of no other matter which will be presented for consideration at the meeting other than as stated in the Notice of Annual Meeting of Stockholders. If, however, other matters are properly brought before the meeting, it is the intention of the persons named in the accompanying proxy to vote the shares represented thereby on such matters in accordance with their best judgment.

     Whether or not you intend to be present at the meeting, you are urged to return your proxy card promptly. If you are a record holder and are present as the meeting and wish to vote your shares in person, your proxy may be revoked by voting at the meeting. However, if you are a stockholder whose shares are not registered in your own name, you will need additional documentation from your record holder to vote personally at the meeting.

                                           BY ORDER OF THE BOARD OF DIRECTORS
                                           /s/ Gary L. Svec
                                           Gary L. Svec
                                           Secretary and Chief Financial Officer

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